Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-149893), pertaining to the Stock Incentive Plan, Board of Directors’ Deferred Compensation Plan and Executive Deferred Compensation Program of Hillenbrand, Inc.,
(2)Registration Statement (Form S-8 No. 333-167508), pertaining to the Stock Incentive Plan (as of February 24, 2010) of Hillenbrand, Inc.,
(3)Registration Statement (Form S-8 No. 333-194367), pertaining to the Stock Incentive Plan (as of February 26, 2014) of Hillenbrand, Inc.,
(4)Registration Statement (Form S-8 No. 333-252998) pertaining to the Amended and Restated Hillenbrand, Inc. Stock Incentive Plan

of our reports dated November 19, 2025, with respect to the consolidated financial statements and schedule of Hillenbrand, Inc. and the effectiveness of internal control over financial reporting of Hillenbrand, Inc. included in this Annual Report (Form 10-K) of Hillenbrand, Inc. as of and for the year ended September 30, 2025.

/s/ Ernst & Young LLP
Cincinnati, Ohio
November 19, 2025